WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>                     5
<LEGEND>
         This Schedule Contains Summary Financial Information Extracted From The
Consolidated Financial Statements Of Ethan Allen Interiors, Inc. For The Quarter
Ended March  31,1997 And Is  Qualified  In Its  Entirety  By  Reference  To Such
Financial Statements.
</LEGEND>
<CIK>                         0000896156
<NAME>                        0 <F1>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   MAR-31-1997
<EXCHANGE-RATE>                                0 <F2>
<CASH>                                         32,270
<SECURITIES>                                   0
<RECEIVABLES>                                  34,890 <F3>
<ALLOWANCES>                                   0
<INVENTORY>                                    102,222
<CURRENT-ASSETS>                               185,921 <F4>
<PP&E>                                         254,564
<DEPRECIATION>                                 88,891
<TOTAL-ASSETS>                                 413,975 <F5>
<CURRENT-LIABILITIES>                          61,542 <F6>
<BONDS>                                        67,302 <F7>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F8>
<COMMON>                                       147 <F9>
<OTHER-SE>                                     252,272 <F10>
<TOTAL-LIABILITY-AND-EQUITY>                   413,975
<SALES>                                        144,719
<TOTAL-REVENUES>                               144,719 <F11>
<CGS>                                          81,411
<TOTAL-COSTS>                                  81,411 <F12>
<OTHER-EXPENSES>                               0 <F13>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             1,697 <F14>
<INCOME-PRETAX>                                21,431
<INCOME-TAX>                                   8,582
<INCOME-CONTINUING>                            12,849
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   12,849
<EPS-PRIMARY>                                  0.88 <F15>
<EPS-DILUTED>                                  0.88 <F16>

 <F1>    Not applicable

 <F2>    Not applicable. All figures for Ethan Allen Interiors, Inc. are in U.S.
         dollars.

 <F3>    Figure for  receivables is net of allowances  for doubtful  accounts of
         $2,134.

 <F4>    Includes prepaid expenses of $7,990.

 <F5>    Includes goodwill of $9,113 (net of amortization).

 <F6>    Includes  current  portion of long-term  debt of $1,127 as of March 31,
         1997.

 <F7>    Includes  long-term  debt of  $64,176  (net of the  current  portion of long-term debt) and capitalized leases of $3,126 (net of the current portion of capitalized leases). As of March 31, 1997 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) 8.75% senior notes of $52,616, (ii) 9.75% mortgage note of $1,565 (net of current portion), (iii) industrial revenue bonds of $8,455, and (iv) other of $1,540 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 8 to Ethan Allen's fiscal 1996 Consolidated Financial Statements.

 <F8>    As of March 31,  1997,  Ethan Allen had no shares of  preferred  stock,
         $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1996, see Ethan Allen's fiscal 1996 Consolidated Statement of Stockholders' Equity and Footnote 10 to Ethan Allen's fiscal 1996 Notes to Consolidated Financial Statements.

 <F9>    As of March  31,  1997,  Ethan  Allen had  14,710,627  shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1996, see Ethan Allen's fiscal 1996 Consolidated Statement of Stockholders' Equity and Footnote 10 of Ethan Allen's fiscal 1996 Consolidated Financial Statements.

<F10>    Consists of $255,389 of additional paid in capital,  $4,452 of retained earnings, and ($7,569) of treasury stock.

<F11>    In the quarter ended March 31,1997, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.

<F12>    -

<F13>    -

<F14>    Consists of $1,595 of  interest  expense  and $102 of  amortization  of deferred costs during fiscal 1996.

<F15>    Earnings per share for the quarter ended March 31, 1997, was $0.88. For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended March 31, 1997.

<F16>    Earnings per share on a fully diluted basis for the quarter ended March
         31, 1997, were $0.88.

